EXHIBIT 21.1
JDA Software Group, Inc.
List of Subsidiaries

Jurisdication of
Subsidiary	Incorporation	Doing Business as
JDA Software Group, Inc.	Delaware	Parent Company

JDA Software, Inc.	Arizona	JDA Software, Inc.

JDA Worldwide, Inc.	Arizona	JDA Worldwide, Inc.
JDA Worldwide, Inc. - UK Branch

Manugistics Group, Inc.	Delaware	Manugistics Group, Inc.

Manugistics, Inc.	Delaware	Manugistics, Inc.

Manugistics Holdings Delaware, Inc.	Delaware	Manugistics Holdings Delaware, Inc.

Manugistics Holdings Delaware II, Inc.	Delaware	Manugistics Holdings Delaware II, Inc.

Manugistics Services, Inc.	Delaware	Manugistics Services, Inc.

Manugistics California, Inc.	California	Manugistics California, Inc.

JDA Software Australia Pty Ltd	Australia	JDA Software Australia Pty Ltd

E3 Australia Pty Ltd	Australia	Being merged into JDA Software Australia Pty Ltd

Manugistics Australia PTY Limited	Australia	Manugistics Australia PTY Limited

STG Pacific (PTY) Limited	Australia	STG Pacific (PTY) Limited

JDA Arthur Software Bermuda, Ltd.	Bermuda	Dormant

Manugistics Benelux	Belgium	In liquidation

JDA Software Brasil Ltda.	Brazil	JDA Software Brasil Ltda.

Manugistics DO Brasil Limitada	Brazil	Manugistics DO Brasil Limitada

JDA Software Canada Ltd.	Canada	JDA Software Canada Ltd.

Manugistics Canada Company	Nova Scotia	Manugistics Canada Company

JDA Chile S.A.	Chile	JDA Chile S.A.

JDA Software Danmark ApS	Denmark	JDA Software Danmark ApS

JDA International Limited	United Kingdom	JDA International Limited
JDA International Limited - Dubai Branch

Manugistics Limited	England & Wales	Manugistics Limited

Manugistics Euro Ltd.	England & Wales	Manugistics Euro Ltd.

Scheduling Technology Group Limited	England & Wales	Dormant

Scheduling Technology Limited	England & Wales	Dormant

ST-Point Limited	England & Wales	Dormant

Synchronized Manufacturing Group Limited	England & Wales	Dormant

Synchronized Manufacturing Limited	England & Wales	Dormant

Western Data Systems Intl. Ltd.	England & Wales	Dormant

JDA Software France SA	France	JDA Software France SA

Manugistics France S.A.S.	France	Manugistics France S.A.S.
Manugistics France S.A.S.- Spain Branch
Manugistics France S.A.S.- Italy Branch

JDA Software GmbH	Germany	JDA Software GmbH

Manugistics Deutschland GmbH	Germany	Being dissolved

EXHIBIT 21.1
JDA Software Group, Inc.
List of Subsidiaries

Jurisdication of
Subsidiary	Incorporation	Doing Business as
Synchronized Manufacturing GmbH	Germany	Dormant

JDA Software Hong Kong Limited	Hong Kong	JDA Software Hong Kong Limited

Manugistics Hong Kong Limited	Hong Kong	Manugistics Hong Kong Limited

Manugistics Software Services (India)		Manugistics Software Services (India) Private
Private Limited	India	Limited

JDA Software Italy S.r.L.	Italy	JDA Software Italy S.r.L.

JDA Software Japan Ltd.	Japan	JDA Software Japan Ltd.

Manugistics Japan K.K.	Japan	Manugistics Japan K.K.

JDA Software Malaysia Sdn. Bhd.	Malaysia	JDA Software Malaysia Sdn. Bhd.

Manu Solutions Malaysia Sdn. Bhd.	Malaysia	Manu Solutions Malaysia Sdn. Bhd.

JDA Software de Mexico, S.A. de C.V.	Mexico	JDA Software de Mexico, S.A. de C.V.

JDA Servicios Profesionales, S.A. de C.V.	Mexico	JDA Servicios Profesionales, S.A. de C.V.

Manugistics Mexico, S de R.L. de C.V.	Mexico	Manugistics Mexico, S de R.L. de C.V.

Manugistics Services Mexico, S de R.L. de C.V.	Mexico	Manugistics Services Mexico, S de R.L. de C.V.

JDA Software Benelux B.V.	Netherlands	JDA Software Benelux B.V.

Manugistics European Holding Company B.V.	Netherlands	Manugistics European Holding Company B.V.

JDA Software Norway AS	Norway	JDA Software Norway AS

Manugistics Consulting Services		Manugistics Consulting Services Shanghai Co.
Shanghai Co. Limited	Shanghai	Limited

JDA Asia Pte. Ltd.	Singapore	JDA Asia Pte. Ltd.
JDA Asia Pte. Ltd. - Shangai Representative Office

Manugistics Singapore PTE, Ltd.	Singapore	Manugistics Singapore PTE, Ltd.

JDA Software South Africa (Proprietary) Limited	South Africa	Dormant

Scheduling Technology Group South Africa (PTY) Limited	South Africa	Dormant

JDA Incorporated Software Solutions, S.A.	Spain	JDA Incorporated Software Solutions, S.A.

JDA Software Nordic AB	Sweden	JDA Software Nordic AB

Manugistics Nordic AB	Sweden	Dormant